UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: April 5, 2006

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The first test location for Coldwater Creek ~ The Spa was opened in the Bridgeport Village shopping center, near Portland, Oregon, on April 5, 2006. The Company plans to open five additional test locations for Coldwater Creek ~ The Spa during the first half of fiscal 2006. Each spa location will offer a complete menu of spa treatments, including massage, facials, manicures and pedicures. In addition, they will also carry an assortment of relevant apparel and a line of personal care products for women. The Company also has created a new Spa-related website, http://www.coldwatercreekthespa.com/.

This announcement contains “forward-looking statements” within the meaning of the securities laws, regarding our planned spa concept. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks. Important factors that could cause actual results to differ materially from our expectations, including factors that could cause us to curtail or abandon our spa concept test include: unexpected or increased costs or delays in the concept’s development; the potential strain on management resources in developing and testing this new concept; legal and regulatory constraints; the inherent difficulty in forecasting consumer tastes and trends through market research, concept testing or otherwise, and the possibility that we will determine through the performance of our test sites that demand does not meet our expectations; our inability to fund our spa concept or its expansion with operating cash as a result of either lower sales from our retail and direct businesses or higher than anticipated costs, or both, which could cause us to discontinue or delay the spa concept; and such other factors as are discussed in our Form 10-Q Quarterly Reports and in our most recent Form 10-K Annual Report filed with the U.S. Securities and Exchange Commission (“SEC”). We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this announcement. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release. We provide a detailed discussion of risk factors in periodic SEC filings, and you are encouraged to review these filings in connection with this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: April 11, 2006	/s/ Melvin Dick
Melvin Dick Executive Vice President, Chief Financial Officer